UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2010

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway (31st Floor), New York, NY	10271
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 655-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 2010, Tower Group, Inc. (“Tower”) completed the acquisition of the Personal Lines Division of OneBeacon Insurance Group, Ltd. (“OneBeacon”) for a cash purchase price of $167 million pursuant to the Purchase Agreement, dated as of February 2, 2010, by and among Tower, OneBeacon, OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, The Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company and The Northern Assurance Company of America (the “Purchase Agreement”).

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to Tower’s Current Report on Form 8-K filed with the Commission on February 3. 2010 and is incorporated herein by reference. A copy of the press release announcing the completion of the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference to this Item 2.01 as if fully set forth herein.

ITEM 8.01  OTHER EVENTS

On July 1, 2010, the Company issued a press release announcing the completion of the acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the deadline for filing this Form 8-K.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the deadline for filing this Form 8-K.

(d) Exhibits

99.1	Press Release issued by Tower, dated July 1, 2010, announcing that the acquisition of OneBeacon’s Personal Lines Division by Tower has closed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2010

Tower Group, Inc.

/s/ ELLIOT S. OROL
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary